UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, the Board of Directors (the “Board”) of BioScrip, Inc. (the “Company”) determined to increase the size of the Board from seven members to eight members and appointed Michael Bronfein to fill the resulting vacancy and serve as a member of the Board, effective immediately. As of the date of the filing of this Current Report on Form 8-K, the Board has yet to determine the Board committees on which Mr. Bronfein is expected to serve. The number of directors to be elected to the Board at the Company’s upcoming 2016 Annual Meeting of Stockholders, and the size of the Board following the Annual Meeting, will return to seven members in light of last month’s announcement that Myron Holubiak will not stand for reelection.

Mr. Bronfein has founded or co-founded and grown a number of companies during his more than 20 years in the healthcare industry. Mr. Bronfein focuses on healthcare services, technologies, software and distribution. Most recently, Mr. Bronfein served as Chairman and CEO of Remedi SeniorCare, which grew from a start up to the fifth-largest long term care pharmacy in the United States. Prior to joining Remedi, Mr. Bronfein was senior managing director of Sterling Partners, a private equity fund with a focus on education, healthcare services and technologies, and business services. Mr. Bronfein led Sterling’s healthcare investing and served as a director of several Sterling portfolio companies, including two companies that eventually completed initial public offerings. Prior to founding Sterling Partners, Mr. Bronfein was co-founder, Chairman and CEO of NeighborCare, which grew to the second-largest long term and managed care pharmacy in the United States.

There are no arrangements or understandings between Mr. Bronfein and any other persons pursuant to which Mr. Bronfein was appointed as a director. There are no related party transactions between the Company and Mr. Bronfein. There is no former employment relationship between the Company and Mr. Bronfein. There is no family relationship between Mr. Bronfein and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

In connection with his service as a director, Mr. Bronfein will receive the Company’s standard non-employee director compensation. Cash compensation for Mr. Bronfein, to be paid pro rata, consists of an annual retainer of $50,000, plus an additional $5,000 annual retainer for each committee on which he serves. Mr. Bronfein is expected to enter into an indemnification agreement with the Company, the form of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: April 14, 2016		/s/ Kathryn M. Stalmack
	By:	Kathryn M. Stalmack
Senior Vice President, Secretary and General Counsel